EXHIBIT 5


                                 [LOGO OMITTED]
                        JAECKLE FLEISCHMANN & MUGEL, LLP
                                ATTORNEYS AT LAW


FLEET BANK BUILDING     TWELVE FOUNTAIN PLAZA     BUFFALO, NEW YORK   14202-2292
                      TEL (716) 856-0600 FAX (716) 856-0432



                                 April 10, 2003

Servotronics, Inc.
1110 Maple Street
Elma, New York 14059

          RE: Registration Statement on Form S-8 Servotronics, Inc. 1989 Employees Stock Option Plan, 2000 Employees Stock Option Plan, 2001 Long-Term Stock Incentive Plan and the Stock Option Agreements dated March 24, 1998 and July 7, 2000 with Dr. Nicholas D. Trbovich, William H. Duerig and Donald W. Hedges (collectively, the "Plans")
                    ------------------------------------------------------------

Ladies and Gentlemen:

     As your counsel we have examined the above-referenced Registration Statement and we are familiar with the documents referred to therein, as well as your Certificate of Incorporation and By-laws, each as amended to date and other relevant documents, and we have made such investigation with respect to your corporate affairs as we have deemed necessary in order for us to render the opinion herein set forth.

     We have examined the proceedings heretofore taken and we are informed as to the procedures proposed to be followed by Servotronics, Inc. in connection with the authorization, issuance and sale of the shares of Common Stock (the
"Shares") pursuant to the Plans. In our opinion, the Shares to be issued by Servotronics, Inc. under and in accordance with the Plans will be, when issued and paid for in accordance with the Plans and the Registration Statement and the exhibits thereto, legally issued, fully paid and non-assessable.

     We consent to the filing of this opinion letter as an exhibit to the Registration Statement on Form S-8.







                                                JAECKLE FLEISCHMANN & MUGEL, LLP


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